Muscle Maker Grill Announces Pricing of $5.6 Million Follow-On Public Offering to Fund Future Growth Initiatives

Burleson, Texas, September 11, 2020 – Muscle Maker, Inc. (Nasdaq: GRIL) (“Muscle Maker” or the “Company”) announced that it priced on September 10, 2020 its underwritten public offering of 3,294,118 shares of common stock at a price to the public of $1.70 per share. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 494,117 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on September 15, 2020, subject to the satisfaction of customary closing conditions.

Alexander Capital, L.P. and Kingswood Capital Markets, division of Benchmark Investments, Inc., acted as joint bookrunners for the Offering.

The offering is being made only by means of a prospectus. Copies of the final prospectus relating to this offering, when available, may be obtained from Alexander Capital L.P., 17 State Street, New York, New York 10014, 212-687-5650, info@alexandercapitallp.com.

A registration statement on Form S-1A relating to these securities has been filed with the Securities and Exchange Commission and was declared effective on September 10, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Use of Proceeds

The company plans to use the capital to fund the execution of their non-traditional location growth initiatives on military bases, universities and ghost kitchens. The company intends to use a portion of the proceeds in opening an estimated 30 ghost kitchens. Michael Roper, CEO of Muscle Maker, Inc. stated “We believe the restaurant industry has changed due to Covid-19 and non-traditional locations along with delivery and ghost kitchens are the new norm. Ghost kitchens represent a unique opportunity to expand and grow the brand presence across major metropolitan areas throughout the U.S. at a significantly lower cost of capital and at a rapid pace. We currently have ghost kitchen locations in the Chicago market and recently announced plans to expand into the Philadelphia market with more cities on the way. This capital raise gives us the potential to open or acquire up to 30-35 locations, depending on their location. We are very excited about these potential growth possibilities and combined with the recently announced REEF Kitchens agreement believe we should have a full pipeline of new locations in the coming months.”

About Muscle Maker Grill

Founded in 1995 in Colonia, New Jersey, Muscle Maker Grill features high quality, great tasting food, freshly prepared with proprietary recipes. The menu, created with the guest’s health in mind, is lean and protein based. It features all-natural chicken, grass fed steak, lean turkey, whole wheat pasta, wraps, bowls and more. It also offers a wide selection of fruit smoothies in a variety of assorted flavors, protein shakes and supplements. For more information on Muscle Maker Grill, visit www.musclemakergrill.com.

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Muscle Maker Grill Marketing

marketing@musclemakergrill.com

Investor Relations:

IR@musclemakergrill.com